Exhibit 4.3

THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May 10, 2011, between Sanmina-SCI Corporation, a Delaware corporation (the “Company”), and U.S. Bank National Association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company and the Trustee have entered into an indenture, dated as of February 24, 2005 (the “Base Indenture”), as supplemented by that certain First Supplemental Indenture, dated as of September 30, 2005 (the “First Supplemental Indenture”), and that certain Second Supplemental Indenture, dated as of January 3, 2007 (the “Second Supplemental Indenture”).  The Base Indenture, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture, is referred to herein as the “Indenture;”

WHEREAS, pursuant to the Indenture, the Company issued an aggregate principal amount of up to $400,000,000 of 6¾% Senior Subordinated Notes due 2013 (the “Notes”);

WHEREAS, Section 902 of the Base Indenture provides that the Company and the Trustee may amend or supplement the Indenture with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for such Notes), with certain exceptions;

WHEREAS, pursuant to an Offer to Purchase and Consent Solicitation Statement, dated as of April 26, 2011 (as amended, the “Consent Solicitation”), the Company solicited and obtained consents from registered Holders of the Notes for amendments to the Indenture described therein (the “Consents”), such Consents having been obtained in connection with a tender offer for the Notes (the “Tender Offer”);

WHEREAS, Consents with respect to a majority in aggregate principal amount of the Outstanding Notes were given by the registered Holders of the Notes such that the amendments to be made pursuant to this Third Supplemental Indenture have been authorized in accordance with Section 902 of the Indenture as certified by the requisite officers of the Company;

WHEREAS, the Company hereby requests that the Trustee execute this Third Supplemental Indenture, and the Company and the Trustee desire and have agreed to execute and deliver this Third Supplemental Indenture as herein provided, and all conditions necessary to authorize the execution and delivery of this Third Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.               CAPITALIZED TERMS.  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

2.               AMENDMENTS.

(a)          Section 101 (Definitions) of the Base Indenture is hereby amended to delete in their entirety all terms and their definitions for which all references are eliminated in the Indenture as a result of the amendments set forth in this Section 2 of this Third Supplemental Indenture if such terms are used solely in the sections that are deleted by the amendments.

(b)         Clauses (5) and (6) of Section 501(a) (Events of Default) of the Base Indenture are each hereby amended and restated in their entirety to read as follows:

“[Intentionally omitted].”

(c)          Clauses (3) and (4) of Section 801(a) (Company May Consolidate, etc., only on Certain Terms) of the Base Indenture are each hereby amended and restated in their entirety to read as follows:

“[Intentionally omitted].”

(d)         Section 1005 (Maintenance of Properties) of the Base Indenture is hereby amended and restated in its entirety to read as follows:

“[Intentionally omitted].”

(e)          Section 1006 (Payment of Taxes and Other Claims) of the Base Indenture is hereby amended and restated in its entirety to read as follows:

“[Intentionally omitted].”

(f)            Section 1007 (Maintenance of Insurance) of the Base Indenture is hereby amended and restated in its entirety to read as follows:

“[Intentionally omitted].”

(g)         Section 1008 (Limitation on Debt) of the Base Indenture is hereby amended and restated in its entirety to read as follows:

“[Intentionally omitted].”

(h)         Section 1009 (Limitation on Restricted Payments) of the Base Indenture is hereby amended and restated in its entirety to read as follows:

“[Intentionally omitted].”

(i)             Section 1010 (Limitation on Restrictions on Distributions from Restricted Subsidiaries) of the Base Indenture is hereby amended and restated in its entirety to read as follows:

“[Intentionally omitted].”

(j)             Section 1011 (Limitation on Liens) of the Base Indenture is hereby amended and restated in its entirety to read as follows:

“[Intentionally omitted].”

(k)          Section 1013 (Limitation on Asset Sales) of the Base Indenture is hereby amended and restated in its entirety to read as follows:

“[Intentionally omitted].”

(l)             Section 1014 (Limitation on Transactions with Affiliates) of the Base Indenture is hereby amended and restated in its entirety to read as follows:

“[Intentionally omitted].”

(m)       Section 1015 (Repurchase at the Option of Holders upon a Change of Control) of the Base Indenture is hereby amended and restated in its entirety to read as follows:

“[Intentionally omitted].”

(n)         Section 1016 (Designation of Restricted and Unrestricted Subsidiaries) of the Base Indenture is hereby amended and restated in its entirety to read as follows:

“[Intentionally omitted].”

(o)         Section 1017 (Payments for Consent) of the Base Indenture is hereby amended and restated in its entirety to read as follows:

“[Intentionally omitted].”

(p)         Section 1018 (Limitation on Layered Debt) of the Base Indenture is hereby amended and restated in its entirety to read as follows:

“[Intentionally omitted].”

(q)         Section 1019 (Available Information) of the Base Indenture is hereby amended and restated in its entirety to read as follows:

“[Intentionally omitted].”

(r)            Section 1020 (Statement by Officers as to Default; Compliance Certificates) of the Base Indenture is hereby amended and restated in its entirety to read as follows:

“[Intentionally omitted].”

(s)          Section 1022 (Covenants After Fall-Away Event) of the Base Indenture is hereby amended and restated in its entirety to read as follows:

“[Intentionally omitted].”

(t)            Section 1105(a) (Notice of Redemption) of the Base Indenture is hereby amended and restated in its entirety to read as follows:

“(a)  Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 3 nor more than 60 business days prior to the Redemption Date, to each Holder to be redeemed, at his address appearing in the Note Register.”

3.               EFFECTIVE TIME.  This Third Supplemental Indenture shall become effective upon execution by the Company and the Trustee.

4.               EFFECT OF HEADINGS.  The headings herein are for convenience only and shall not affect the construction hereof.

5.               SEPARABILITY CLAUSE.  In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.               GOVERNING LAW.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

7.               SUPPLEMENTAL INDENTURE SOLELY CORPORATE OBLIGATION.  No recourse for the payment of the principal of or premium, if any, or interest on the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or this Supplemental Indenture or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, or director or subsidiary, as such, past, present or future, of the Company or of any successor person or entity of any of them, either directly or through the Company or any successor person or entity of any of them, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of the Indenture, this Supplemental Indenture and the issue of the Notes.

8.               COUNTERPARTS.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be original; but such counterparts shall together constitute but one and the same instrument.

9.               THE TRUSTEE.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

The Company

SANMINA-SCI CORPORATION

By:	/s/ Brian P. Casey
Name:	Brian P. Casey
Title:	Senior Vice President and Treasurer

[Signature page to Third Supplemental Indenture]

The Trustee

U.S. BANK NATIONAL ASSOCIATION,
AS TRUSTEE

By:	/s/ Paula Oswald
Name:	Paula Oswald
Title:	Vice President

[Signature page to Third Supplemental Indenture]